Exhibit 99.2

Third Quarter 2016 Earnings Presentation

Forward looking statements When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS, an increase of which could result in a reduction of the yield on MBS in our portfolio and could require us to reinvest the proceeds received by us as a result of such prepayments in MBS with lower coupons; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS and relating to MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modification, foreclosure and liquidation; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to successfully implement its strategy to grow its residential whole loan portfolio; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; and risks associated with investing in real estate assets, including changes in business conditions and general economic conditions. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made and are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2

Executive summary • In this low interest rate environment, we continue to generate attractive returns from residential credit mortgage assets. • In the third quarter we generated EPS of $0.21 and dividend per share of $0.20. • MFA continued to acquire credit sensitive residential mortgage assets, such as 3 year step-up securities and credit sensitive loans, in response to attractive investment opportunities. 3

Through volatile markets and both interest rate and credit cycles, MFA has generated strong long term returns to investors (1) As of 9/30/16 assuming reinvestment of dividends. 4 Time Period Annualized MFA Shareholder Return (1) Since January 1, 2000 14.9% 10 Year 12.6% 5 Year 15.9% 1 Year 22.8%

2016 MFA strategy 1)Invest in high value-added assets A.Generate returns from investment in credit sensitive residential mortgage assets: •MFA’s credit sensitive assets continue to perform well. Legacy Non-Agency MBS Credit Reserve has been reduced by $39.8 million over the past 12 months. B.Acquire assets with less interest rate sensitivity: •73% of MFA’s MBS are adjustable, hybrid or step-up. •Net portfolio duration of 0.55. 2)Maintain staying power and the ability to invest in distressed, less liquid markets •Permanent equity capital. •Debt to Equity Ratio of 3.1x is low enough to accommodate potential declines in asset prices. •MFA is able to invest while other investors may face concerns about capital outflows and potential mark-to-market losses. 5

Third quarter investment flows

Our assets run off due to amortization, paydowns or sale, allowing reinvestment opportunities in changing interest rate and credit environments.

$ in Millions

	June 30, 2016	3rd Quarter Runoff	3rd Quarter Acquisitions [(1)]	MTM and other changes	September 30, 2016	3rd Quarter Change
Re-performing and Non-performing Loans	$1,077	$(38)	$312	$(3)	$1,348	$271
3 Year Step-up Securities [(2)]	$2,639	$(503)	$375	$12	$2,523	$(116)
Credit Risk Transfer Securities	$273	$—	$60	$15	$348	$75
Legacy Non-Agency MBS	$3,466	$(194)	$39	$75	$3,386	$(80)
Agency MBS	$4,308	$(270)	$—	$(16)	$4,022	$(286)
Totals	**$11,763**	**$(1,005)**	**$786**	**$83**	**$11,627**	**$(136)**

(1) Includes $204 million of re-performing and non-performing loan acquisitions recorded on the trade date. Loan acquisition amounts recorded reflect best estimates of assets to be acquired at the closing of the transaction. Such estimates are subject to revision at the closing of the transaction pending completion of due diligence performed prior to closing.

(2) 3 year step-up securities are MBS that are backed by securitized re-performing and non-performing loans. The securities are structured such that the coupon steps-up 300 basis points (bps) at 36 months or sooner.

MFA FINANCIAL, INC.

6

MFA’s yields and spreads remain attractive Earning Assets 4.23% 4.19% 4.23% Rate Spread 2.13% 2.14% 2.18% Equity Ratio 3.1x 3.3x 3.4x 7 Third Second First Quarter Quarter Quarter 2016 2016 2016 Yield on Interest Net Interest Debt to EPS $0.21 $0.20 $0.20

Third quarter 2016 yields and spreads by asset type (1) Net of 38 bps of servicing costs. (2) Residential whole loans held at fair value produce GAAP income/loss based on changes in fair value in the current period and therefore results will vary on a quarter to quarter basis. MFA expects to realize returns over time on these investments of 5-7%. 8 Debt/Net Asset Yield/Return Cost of Funds Net Spread Equity Ratio Agency MBS 1.83% (1.28)% 0.55% 7.9x Legacy Non-Agency MBS 8.09% (2.98)% 5.11% 2.1x 3 Year Step-up Securities 3.86% (2.05)% 1.81% 3.5x RPL Whole Loans 5.71% (1) (2.81)% 2.90% 1.4x NPL Whole Loans(2) (3.27)% (2) 1.8x

Undistributed REIT taxable income • As of September 30, 2016, we estimate that MFA had undistributed REIT taxable income of approximately $0.16 per share. • MFA has until the filing of its 2016 tax return (due not later than September 15, 2017) to declare the distribution of any 2016 REIT taxable income not previously distributed. • An unwind of our remaining re-securitization transaction is expected to occur in Q1 2017 with the expected result that we will generate taxable income (but not GAAP income) of an amount estimated to exceed $0.10 per share. 9

MFA’s interest rate sensitivity remains below 1.0, as measured by net duration $ in Millions 10 Assets Market Value Average Coupon Duration Non-Agency ARMs (12 months or less MTR) $2,620 3.30% 0.4 Non-Agency Hybrid (13-48 MTR) $3 3.99% 1.0 3 Year Step-up Securities $2,523 3.83% 0.3 Non-Agency Fixed Rate $1,109 5.82% 3.0 Residential Whole Loans $1,367 4.48% 2.7 Agency ARMs (12 months or less MTR) $1,610 2.95% 0.6 Agency ARMs (13-120 MTR) $863 2.96% 1.0 Agency 15 Year Fixed Rate $1,546 3.06% 2.6 Cash, Cash Equivalents & Principal Receivable $413 0.0 TOTAL ASSETS $12,056 1.22 Hedging Instruments Notional Amount Duration Swaps (Less than 3 years) $1,200 -1.3 Swaps (3-10 years) $1,800 -3.8 TOTAL HEDGES $3,000 -2.8 Net Duration 0.55

Millions ($) Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Low sensitivity to prepayment rates Legacy Non-Agency MBS discount accretion has exceeded Agency MBS premium amortization since 2013. MFA's Agency MBS Premium Amortization and Legacy Non-Agency MBS Discount Accretion by quarter $30 $25 $20 $15 $10 $5 $0 Agency MBS Premium Amortization Legacy Non-Agency MBS Discount Accretion 11

While economic growth rate is uncertain, there are many positive fundamentals for residential mortgage credit and home prices • Fundamental and technical support for residential credit assets and home prices • Distressed sales share of existing home sales is down to 4% (vs. 10% a year ago and 30% 5 years ago)* • Foreclosure inventory is down 30% year over year (as of August 2016)** • Median existing single-family home prices are up 5.6% year over year*** • Total housing inventory is down 6.8% year over year*** * Citigroup ** CoreLogic *** Data sourced from the National Association of Realtors website 12

Continued growth in credit sensitive loan portfolio • Re-Performing and Non-Performing Loan Portfolio $ in Millions • At today’s market prices, re-performing and non-performing residential mortgage loans generate higher yields than residential MBS. • Residential whole loans are qualifying interests for purposes of REIT qualification and Investment Company Act exemption. • Significant expected supply. 13 September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 $1,348 $1,077 $1,024 $895 $777

Credit sensitive residential whole loans: Growing asset class for MFA • Early results indicate returns to date are consistent with our expectation of 5-7%. • Utilizes the same residential mortgage credit expertise we have employed in Legacy Non-Agency MBS since 2008. • Ability to oversee servicing decisions (loan modifications, short sales, etc.) to produce better NPV outcomes. • Actively manages its loan portfolio through in-house asset management professionals and utilizes third-party special servicers. 14

Third quarter 3 Year Step-up Securities Holdings • Current market yields of mid to high 3% • Well protected portfolio with current credit enhancement of 48% • Very short assets with an average of 20 months remaining to step-up As of September 30, 2016 Underlying collateral Fair Value mm Net Coupon Months to Step-Up Current Credit Support Original Credit Support 3 Month Average Bond CPR 15 Re-Performing loans $335 3.61% 15 41% 38% 30.0% Non-Performing loans $2,188 3.86% 21 49% 47% 32.8% Total 3 Year Step-up Securities $2,523 3.83% 20 48% 46% 32.2%

16 $ (Millions) LTV breakdown of non-delinquent mortgage loans underlying MFA’s Legacy Non-Agency MBS 1,400 1,200 1,000 800 600 400 200 0 <= 60% 61-80% 81-90% 91-100% 101-110% 111-125% > 125% LTV •These loans are up to date on all required mortgage payments. •Underlying loans are over ten years seasoned on average. Source: CoreLogic Data as of September 30, 2016

Summary •We continue to identify and acquire attractive credit sensitive residential mortgage assets. •We continued to acquire 3 year step-up securities and credit sensitive mortgage loans during the quarter. •Our credit sensitive assets continue to perform well. •MFA is well positioned for changes in prepayment rates, monetary policy and/or interest rates. 17

Additional Information 18

Book value increased 3% primarily due to impact of fair value changes in Legacy Non-Agency MBS 19 Book value per common share as of 6/30/16 $7.41 Net income available to common shareholders 0.21 Common dividend declared during the quarter (0.20) Net change attributable to Agency MBS (0.02) Net change attributable to Non-Agency MBS and CRT securities 0.18 Net change in value of swap hedges 0.06 Book value per common share as of 9/30/16 $7.64

Third Quarter Non-Agency MBS impact on MFA book value Impact Per Share(1) Discount Accretion: Primarily income in excess of coupon on Non-Agency MBS purchased at a discount. This income increases amortized cost and lowers unrealized gains (0.05) (1) Does not include impact of swap hedges. 20 Impact of change in market prices $0.23 Realized gains from asset sales: Reallocation from OCI to Retained Earnings (0.02) Principal Paydowns 0.06 Realized Credit Losses (0.04) Total $0.18